                                                                  EXHIBIT 99.1

                            CNB FINANCIAL CORPORATION

               Revocable Proxy Solicited by the Board of Directors
                     for the Special Meeting of Shareholders

                         To Be Held on __________, 1997

       The undersigned hereby appoints the Board of Directors of CNB Financial Corporation ("CNB"), with full power of substitution, proxy to vote all shares of common stock of CNB that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at CNB's office located at 950 West Ventura Avenue, Clewiston, Florida 33440 on __________, 1997, and at any adjournment or postponement thereof (the "Special Meeting").

       Said proxy will vote on the proposal set forth in the Notice of Special Meeting and the Proxy Statement as specified on this card and is authorized to vote in his discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will vote in favor of the following proposal:

1. FOR ____ OR AGAINST ____ OR ABSTAIN FROM VOTING ON ____ the proposal to authorize, adopt and approve the Amended and Restated Agreement and Plan of Reorganization between CNB Financial Corporation, Big Lake Financial Corporation, Clewiston National Bank and Big Lake National Bank.

PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED            , 1997
      -------- --                       ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature (if held jointly)